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                                                                    EXHIBIT 10.7

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective as of ____________ ___________________________, 2000 (the "Effective Date"), by and
between EUFAULA BANCCORP, INC., a Delaware corporation ("Employer"); and GREG FAISON ("Executive").

     WHEREAS, Employer is a bank holding company owning two banks, Southern Bank of Commerce, Eufaula, Alabama, and First American Bank of Walton County, Santa Rosa Beach, Florida; and

     WHEREAS, Executive has been for the past 18 years and continues to serve as the President and CEO of the Employer and Executive and Employer have agreed to enter into this Agreement;

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual recitals and covenants contained herein, the parties hereby agree as follows:

     1.   Employment.  Employer agrees to employ Executive and Executive agrees
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to be employed by Employer, subject to the terms and provisions of this
Agreement.

     2.   Term.  The employment of Executive by Employer as provided in Section
          ----
1 shall commence on the Effective Date and shall terminate as provided in this
Section 2 or in accordance with the provisions of Section 8 hereof; provided, however, that the obligations and rights set forth in Sections 5, 6, 7 and 8 hereof shall survive termination of this Agreement (except that, under certain specified circumstances set forth in Section 8 (e) hereof, the obligations and rights set forth in Section 7 shall expire in accordance with Section 8(e)). This Agreement shall automatically renew and the term shall be extended for one additional day on each day after the Effective Date so that the term of this Agreement shall always be one year, unless the Employer notifies the Executive in writing that the Agreement is no longer to be extended. Failure by the Employer to extend this Agreement shall be deemed a termination by Employee for reason other than "For Cause" under Section 8(d).

     3.   Duties; Extent of Services.  Executive shall perform for Employer all
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duties incident to the positions of President and Chief Executive Officer of the
Employer. Executive shall also serve as a director of Employer and each of its subsidiary banks, and thereafter for the remaining term of this Agreement, at each annual meeting of the board of directors of Employer and each of its subsidiary banks, Executive shall be nominated to serve as a director of
Employer and each of its subsidiary banks. In addition, Executive shall engage in such other services for Employer or its affiliates as Employer from time to time shall direct. Executive shall use his best efforts in, and devote his entire time, attention, and energy, to Employer's business; provided that nothing contained herein is intended to prohibit Executive from spending a reasonable amount of time managing his personal investments and discharging his civic responsibilities as long as such activities do not materially interfere with his duties and obligations under this Agreement.
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     4.   Compensation.
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     During the Term of this Agreement:

          (a) Executive's base salary determined periodically by the Employer's board of directors, shall be an amount not less than $150,000.00, plus an annual bonus as may be determined from time to time by Employer's board of directors. Executive's annual bonus shall be a percentage of Executive's base salary, depending upon the performance of Employer and other factors, which shall be established and evaluated from time to time by Employer's board of directors.

          (b) Employer shall provide term life insurance for Executive equal to 3 times the compensation shown on the Employer's Form W-2 for Executive.

          (c) Employer shall provide health Insurance to Executive in accordance with Employer's customary plans.

          (d) Employer shall provide for Executive's use an automobile owned or leased by Employer and shall replace such automobile every three years.

          (e) Executive shall be able to participate in standard retirement and benefit plans offered by Employer, including profit-sharing, 401K, etc.

          (f) Employer shall pay fees for any civic or other clubs which Executive joins at Employer's request.

          (g) Executive shall be entitled to vacation, sick days and holidays pursuant to Employer's standard policies.

          (h) Executive shall be entitled to participate in other executive level compensation plans offered by Employer and its subsidiaries.

     5.   Trade Secrets. Executive shall not at any time or in any manner,
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either directly or indirectly, use or employ, or divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever, any information concerning any matters affecting or relating to the business of Employer, including without limiting the generality of the foregoing, any of Employer's customers or any other information concerning the business of Employer or its manner of operation. Without regard to whether all of the foregoing matters will be deemed confidential, material, or important, the Employer and Executive stipulate that as between them, such matters are important, material, and confidential and affect the effective and successful conduct of the business of Employer and Employer's good will, and that any breach of the terms of this paragraph shall be a material a breach of this Agreement, entitling Employer to injunctive relief, suit for monetary damages or any other relief available to Employer.

     6    Trade Secrets After Termination of Employment.  All the terms of
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Section 5 above shall remain in full force and effect during the term of this
Agreement and for a period that coincides with the Non-Competition Periods specified in Section 7 hereto.
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     7.   Non-Competition and Non-Solicitation.
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          (a)  If Executive's employment is terminated pursuant to Sections
8(b), 8(c) or 8(d) of this Agreement, the Executive, for the period immediately following the date of termination to the first anniversary of the date of termination or the periods specified in Section 8(d) during which Employer must make severance payments to Executive, whichever is applicable (the "Non-Competition Period"), will not, without the prior written approval of Employer directly or indirectly (i) own a greater than 5% equity interest in any class of stock of, or manage, operate, participate in, be employed by, perform consulting services for, or otherwise be connected in any manner with, a bank holding company or any depository institution located within a 50-mile radius of any office of any of Employer's subsidiary banks existing on the date of termination; (ii) solicit or induce any employee of Employer or its subsidiaries to terminate such employment or to become employees of any other person or entity; (iii) solicit any customer, supplier, contractual party of Employer or its subsidiaries, or any other person with whom each of them has business relations to cease doing business with Employer or its subsidiaries, or (iv) in any way interfere with the relationship of Employer or its subsidiaries and any of their respective employees, customers, suppliers, contractual parties or any other person with whom each of them has business relations.

          (b) The Executive agrees that each of the covenants set forth above in Section 7(a) of this Agreement are reasonable with respect to its duration, geographical area and scope.

          (c) In the event of a breach by the Executive of any covenant set forth in Section 7(a) of this Agreement, the term of such covenant shall be extended by the period of the duration of such breach.

     8.   Termination.
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          (a)  Employer may terminate Executive and this Agreement For Cause.
"For Cause" shall mean (i) abuse of or addiction to intoxicating drugs (including alcohol); (ii) any action by the Executive which constitutes fraud, willful malfeasance of duty or conduct grossly inappropriate to Executive's office and which is demonstrably likely to lead to material injury to Employer, or a successor or affiliate of Employer, (iii) a felony conviction of Executive; or (iv) the suspension or removal of Executive by federal or state banking regulatory authorities; provided, that "For Cause" shall not include Executive's medical disability. In addition, the services of Executive and the obligations of Employer under this Agreement shall be deemed terminated For Cause by Employer due to the death of Executive.

          (b) If Employer terminates Executive's employment hereunder "For Cause" all rights of Employer and obligations imposed upon Executive in Section 7 shall survive any such termination and Executive shall not be entitled to any further compensation from Employer.

          (c) If for any reason during the term of this Agreement Executive desires to cease working for Employer, or to retire in accordance with the normal retirement policies of Employer, Executive shall notify Employer of such desire. In that case, Executive may cease working for Employer at a mutually agreed upon date, all rights and obligations specified in Section 7 shall continue to apply in full and Executive shall not be entitled to any further compensation from Employer as of the date of termination.
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          (d)  Employer may terminate Executive other than "For Cause" but, in that case, for a period of two years from the date of termination of Executive's employment if Executive has been employed by Employer or its predecessors for 20 years or less, or for a period of three years from the date of termination of Executive's employment if Executive has been employed by Employer or its predecessors in excess of 20 years, (i) Executive shall continue to receive the minimum base salary, excluding bonus, provided for in Section 4(a) (less disability payments, if any, received by Employee), (ii) Employer shall continue to maintain the insurance policy described in Section 4(b) and health insurance provided under Section 4(c) or health insurance comparable to that maintained by Employer on behalf of Executive prior to such termination, and (iii) all rights of Employer and obligations imposed on Executive in Section 7 shall survive any such termination, which for purposes of this Section 8(d) shall mean that the Non-Competition Period provided for therein shall continue until all payments due to Employee under this Section 8(d) have been made and, thereafter, they shall expire.

          (e) Notwithstanding anything to the contrary contained herein, upon the occurrence of a "Change in Control" of Employer, all rights and obligations specified in Section 7 (but not Section 4) shall terminate immediately. For purposes of this Section 8(e), "Change of Control" shall mean the occurrence during the term of this Agreement of any of the following events: (i) a merger, consolidation or other corporate reorganization of Employer in which Employer does not survive, or a sale of all or substantially all of the assets of Employer,(ii) when any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Employer, any subsidiary of the Employer, or any Employer employee benefit plan, including its trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under such Exchange Act), directly or indirectly, of securities of the Employer representing twenty-five percent (25%) or more of the combined voting power of the Employer's then outstanding securities; or (iii) individuals who currently constitute the directors of Employer, or who become directors of Employer upon nomination or election by the directors of Employer, other than through an actual or threatened stockholder election contest, cease for any reason to constitute a majority of the directors of Employer or its successor. If within two years after a change of control of Employer, Executive's duties under this Agreement are materially altered or Executive is required to relocate his residence to a city other than Eufaula, Alabama, or Executive is no longer appointed to the offices designated in Section 3, then Executive may at his option terminate this Agreement and such termination shall be considered to be a termination of Executive's employment by Employer for reasons other than For Cause under Section 8(d). For purposes of determining the identity of a beneficial owner of shares under clause (ii) above, shares held directly by Robert M. Dixon or Michael D. Dixon, or shares held by their estate, or shares held by any person who, under Federal Reserve Board Regulation 12 C.F.R.
(S)225.41(b)(2), is deemed to be acting in consent with them, shall not be included in calculating the 25 percent limit referenced in clause (ii).

     9.   Notice.  For the purposes of this Agreement, notices and demands shall
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be deemed given when mailed by United States mail, addressed in the case of
Employer to James R. Balkcom, Eufaula BancCorp, Inc., Post Office Box 1269, Eufaula, Alabama 36072-1269, Attention: Chairman of the Board of Directors or his successor; or in the case of Executive to Greg Faison, Eufaula BancCorp, Inc., Post Office Box 1269, Eufaula, Alabama 36072-1269.

     10.  Miscellaneous. No provision of this Agreement may be modified, waived,
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or discharged unless such modification, waiver or discharge is agreed to in writing. The validity,
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interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama. This Agreement supersedes and cancels any prior employment agreement or understanding entered into between Executive and Employer.

     11.  Validity.  The invalidity of any provision or provisions of this
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Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

     12.  Parties.  This Agreement shall be binding upon and shall inure to the
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benefit of any successors or assigns to Employer.  Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement or any portion hereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Executive and by a duly authorized officer of Employer as of the date first above written.

Witnesses:


____________________________________         ________________________________
                                             Greg Faison
                                             Executive

____________________________________


Attest:                                       EUFAULA BANCCORP, INC.



By: ________________________________          By:____________________________
    Its Administrative Officer                James R. Balkcom
                                              Its Chairman of the Board of
                                              Directors

[Corporate Seal]